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                                                                    EXHIBIT 3.04

                                FOURTH AMENDMENT
                                TO THE BYLAWS OF
                         PACIFICARE HEALTH SYSTEMS, INC.

        This FOURTH AMENDMENT TO THE BYLAWS OF PACIFICARE HEALTH SYSTEMS, INC. (the "Fourth Amendment") is effective February 20, 2003 with reference to the following facts:

                                    RECITALS

        WHEREAS, PacifiCare Health Systems, Inc., a Delaware corporation ("PacifiCare") has adopted the bylaws, as amended by the First Amendment to the Bylaws adopted on April 27, 2000, the Second Amendment to the Bylaws adopted on August 24, 2000 and the Third Amendment to the Bylaws adopted on October 24, 2000, as the official bylaws of PacifiCare (the "Bylaws");

        WHEREAS, Section 15 of PacifiCare's Bylaws, currently provides that the number of directors shall be ten (10);

        WHEREAS, Section 44 of the Bylaws, authorizes the board of directors of PacifiCare (the "Board") to alter, amend, repeal or adopt new bylaws; and

        WHEREAS, the Board deems it advisable and in PacifiCare's best interest to amend Section 15 of the Bylaws to increase the number of directors which shall constitute the whole Board from ten (10) to eleven (11).

                NOW THEREFORE, the Bylaws hereby are amended as follows:

                1. Amendment to the Bylaws. The first sentence of Section 15 of the Bylaws shall be deleted in its entirety and replaced with the following:

                "The authorized number of directors of the corporation shall be eleven (11)."

                2. Effect of this Fourth Amendment. Except as amended by this Fourth Amendment, PacifiCare's Bylaws shall not be further amended, modified, or revised and the Bylaws, as hereby amended, shall continue in full force and effect and shall be enforced in accordance with their terms.

                3. Bylaws. The official bylaws of PacifiCare shall consist of the Bylaws and this Fourth Amendment adopted February 20, 2003. Any reference to the term "bylaws" shall mean and refer to the Bylaws, as amended by this Fourth Amendment.